As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-178387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	8211	95-4774688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

K12 Inc.

2300 Corporate Park Drive

Herndon, VA 20171

(703) 483-7000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Ronald J. Packard

Chief Executive Officer

2300 Corporate Park Drive

Herndon, VA 20171

(703) 483-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard D. Polsky, Esq., General Counsel and Secretary, K12 Inc. 2300 Corporate Park Drive, Herndon, VA 20171 (703) 483-7000	William P. O’Neill, Esq. Brandon J. Bortner, Esq., Latham & Watkins LLP 555 Eleventh Street NW, Suite 1000 Washington, DC 20004 (202) 637-2200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value	4,000,000	$27.42	$109,680,000	$12,570 (3)

(1)	In accordance with Rule 416(a), we are also registering an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on December 7, 2011.
(3)	Previously submitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed solely to submit the financial statements of K12 Inc. prepared in XBRL format, attached here to as Exhibits 101 and 102, respectively. All other portions of the Registration Statement remain the same and have not been revised or amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules

See page F-1 for an index of the financial statements and financial statement schedules included in this Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Herndon, of the Commonwealth of Virginia, on this 22nd day of December, 2011.

K12 INC.

By:	/S/ RONALD J. PACKARD
Ronald J. Packard
Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ RONALD J. PACKARD*	Chief Executive Officer (Principal Executive Officer)	December 22, 2011
Ronald J. Packard

/S/ HARRY T. HAWKS*	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 22, 2011
Harry T. Hawks

/S/ ANDREW H. TISCH*	Chairman of the Board and Director	December 22, 2011
Andrew H. Tisch

/S/ CRAIG R. BARRETT*	Director	December 22, 2011
Craig R. Barrett

/S/ GUILLERMO BRON*	Director	December 22, 2011
Guillermo Bron

/S/ NATHANIEL A. DAVIS*	Director	December 22, 2011
Nathaniel A. Davis

/S/ STEVEN B. FINK*	Director	December 22, 2011
Steven B. Fink

/S/ JON Q. REYNOLDS, JR.*	Director	December 22, 2011
Jon Q. Reynolds, Jr.

/S/ MARY H. FUTRELL*	Director	December 22, 2011
Mary H. Futrell

*By:	/S/ RONALD J. PACKARD	Attorney-in-Fact
Ronald J. Packard

II-2

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Third Amended and Restated Certificate of Incorporation of K12 Inc. (Incorporated by reference to Exhibit 3.1 to K12’s Quarterly Report on Form 10-Q (File No. 001-33883) for the quarter ended December 31, 2007).

3.2	Amended and Restated Bylaws of K12 Inc. (Incorporated by reference to Exhibit 3.2 to K12’s Quarterly Report on Form 10-Q (File No. 001-33883) for the quarter ended December 31, 2007).

4.1	Form of stock certificate of common stock (Incorporated by reference to Exhibit 4.1 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

4.2	Amended and Restated Stock Option Plan and Amendment thereto (Incorporated by reference to Exhibit 4.2 to K12’s Registration Statement on Form S-1, File No. 333-144894).

4.3	Form of Stock Option Contract—Employee (Incorporated by reference to Exhibit 4.3 to K12’s Registration Statement on Form S-1, File No. 333-144894).

4.4	Form of Stock Option Contract—Director (Incorporated by reference to Exhibit 4.4 to K12’s Registration Statement on Form S-1, File No. 333-144894).

4.5	Form of Second Amended and Restated Stockholders Agreement (Incorporated by reference to Exhibit 4.5 to K12’s Registration Statement on Form S-1, File No. 333-144894).

4.6	Form of Common Stock Warrant Agreement (Incorporated by reference to Exhibit 4.6 to K12’s Registration Statement on Form S-1, File No. 333-144894).

4.7	K12 Inc. 2007 Equity Incentive Award Plan (Incorporated by reference to Exhibit 4.8 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

4.8	K12 Inc. 2007 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 4.9 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

4.9	Form of Indemnification Agreement for Non-Management Directors and for Officers of K12 Inc. (Incorporated by reference to Exhibit 10.1 to K12’s Annual Report on Form 10-Q for the quarter ended September 30, 2008).

4.10	Form of Director’s Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to K12’s Current Report on Form 8-K filed on October 22, 2008).

5.1	Opinion of Latham & Watkins, LLP as to the legality of the securities being offered.*

10.1	Revolving Credit Agreement and Certain Other Loan Documents by and among K12 Inc., School Leasing Corporation, American School Supply Corporation and PNC Bank, N.A. (Incorporated by reference to Exhibit 10.1 to K12’s Registration Statement on Form S-1, File No. 333-144894).

10.2	Amended and Restated Stock Option Agreement of Ronald J. Packard dated as of July 12, 2007 (Incorporated by reference to Exhibit 10.5 to K12’s Amendment No. 6 to Registration Statement on Form S-1, File No. 333-144894).

10.3	Stock Option Agreement of Bruce J. Davis (Incorporated by reference to Exhibit 10.6 to K12’s Registration Statement on Form S-1, File No. 333-144894).

10.4	Employment Agreement of Ronald J. Packard (Incorporated by reference to Exhibit 10.9 to K12’s Amendment No. 6 to Registration Statement on Form S-1, File No. 333-144894).

10.5	Employment Agreement of Bruce J. Davis (Incorporated by reference to Exhibit 10.11 to K12’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-144894).

Exhibit No.	Description of Exhibit

10.6	Deed of Lease by and between ACP/2300 Corporate Park Owner, LLC and K12 Inc., dated December 7, 2005 (Incorporated by reference to Exhibit 10.13 to K12’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-144894).

10.7	Sublease by and between France Telecom Long Distance USA, LLC, and K12 Inc., dated December 9, 2005 (Incorporated by reference to Exhibit 10.14 to K12’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-144894).

10.8	Employment Agreement of Celia Stokes (Incorporated by reference to Exhibit 10.15 to K12’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-144894).

10.9	Employment Agreement of Howard D. Polsky (Incorporated by reference to Exhibit 10.16 to K12’s Amendment No. 1 to Registration Statement on Form S-1, File No. 333-144894).

10.10	Stock Option Agreement between K12 Inc. and Ronald J. Packard dated as of July 12, 2007 (Incorporated by reference to Exhibit 10.17 to K12’s Amendment No. 6 to Registration Statement on Form S-1, File No. 333-144894).

10.11	First Amendment to Employment Agreement of Howard D. Polsky (Incorporated by reference to Exhibit 10.18 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

10.12	Amendment No. 1 to Revolving Credit Agreement (Incorporated by reference to Exhibit 10.19 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

10.13	Stock Subscription Agreement between K12 Inc. and KB Education Investments Limited, dated November 6, 2007 (Incorporated by reference to Exhibit 10.20 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

10.14	Second Amended and Restated Educational Products and, Administrative, and Technology Services Agreement between the Ohio Virtual Academy and K12 Ohio LLC (Incorporated by reference to Exhibit 10.21 to K12’s Amendment No. 4 to Registration Statement on Form S-1, File No. 333-144894).

10.15	First Amendment to Deed of Lease by and between ACP/2300 Corporate Park Owner, LLC and K12 Inc., dated as of November 30, 2006. (Incorporated by reference to Exhibit 10.21 to K12’s Annual Report on Form 10-K for the year ended June 30, 2008).

10.16	Second Amendment to Deed of Lease by and between ACP/2300 Corporate Park Owner, LLC and K12 Inc., dated as of March 26, 2007. (Incorporated by reference to Exhibit 10.22 to K12’s Annual Report on Form 10-K for the year ended June 30, 2008).

10.17	Sublease by and between DIECA Communications Inc. and K12 Inc., dated June 25, 2008. (Incorporated by reference to Exhibit 10.23 to K12’s Annual Report on Form 10-K for the year ended June 30, 2008).

10.18	Employment Agreement of Harry T. Hawks (Incorporated by reference to Exhibit 10.1 to K12’s Quarterly Report on Form 10-Q (File No. 001-33883) for the quarter ended March 31, 2010).

10.19	Agreement and Plan of Merger by and among K12 Inc., Kayleigh Sub Two LLC, Kayleigh Sub One Corp., KC Distance Learning, Inc., and KCDL Holdings LLC (Incorporated by reference to Exhibit 2.1 to K12’s Current Report on Form 8-K filed on July 26, 2010).

10.20	Certificate of Designations, Preferences and Relative and Other Special Rights of Series A Special Stock (Incorporated by reference to Exhibit 3.1 to K12’s Current Report on Form 8-K filed on July 26, 2010).

10.21	Voting Agreement (Incorporated by reference to Exhibit 4.1 to K12’s Current Report on Form 8-K filed on July 26, 2010).

Exhibit No.	Description of Exhibit

10.22	Stockholders Agreement by and among K12 Inc., KCDL Holdings LLC, Learning Group LLC, Learning Group Partners, Knowledge Industries LLC, and Cornerstone Financial Group LLC (Incorporated by reference to Exhibit 4.2 to K12’s Current Report on Form 8-K filed on October 6, 2010).

10.23	Amendment to Amended and Restated Stock Option Agreement (Incorporated by reference to Exhibit 10.1 to K12’s Quarterly Report on Form 10-Q (File No. 001-33883) for the quarter ended December 31, 2010).

10.24	Amended and Restated Employment Agreement of Ronald J. Packard (Incorporated by reference to Exhibit 99.1 to K12’s Current Report on Form 8-K filed on April 29, 2011).

10.25	Securities Purchase Agreement among K12 Inc. and The Other Parties Named Herein (Incorporated by reference to Exhibit 99.1 to K12’s Current Report on Form 8-K filed on April 18, 2011).

10.26	Investor Rights Agreement (Incorporated by reference to Exhibit 4.1 to K12’s Current Report on Form 8-K filed on April 29, 2011).

21.1	Subsidiaries of K12 Inc.*

23.1	Consent of Latham & Watkins, LLP (contained in Exhibit 5.1)*

23.2	Consent of BDO USA, LLP.*

24.1	Power of Attorney (included in signature pages).*

101	The following financial statements and footnotes from the K12 Inc. (a) Annual Report on Form 10-K for the year ended June 30, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets, (ii) Condensed Consolidated Statements of Operations, (iii) Condensed Consolidated Statement of Equity (Deficit), (iv) Condensed Consolidated Statements of Cash Flows, and (v) Notes to Condensed Consolidated Financial Statements and (b) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Condensed Consolidated Balance Sheets (unaudited), (ii) Condensed Consolidated Statements of Operations (unaudited), (iii) Condensed Consolidated Statement of Equity (Deficit) (unaudited), (iv) Condensed Consolidated Statements of Cash Flows (unaudited), and (v) Notes to Condensed Consolidated Financial Statements (unaudited).**

*	Previously filed.
**	Filed herewith.